UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2014

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Equity Award Agreements

On March 31, 2014, in connection with its annual review of executive compensation arrangements, the Compensation & Governance Committee (the “Committee”) of the Board of Directors of Express, Inc. (the “Company”) approved (1) a new form of restricted stock unit award agreement for restricted stock units with time-based vesting terms (“Restricted Stock Units”), (2) a new form of restricted stock unit award agreement for restricted stock units with performance-based and time-based vesting terms (“Performance Stock Units”), and (3) a new form of non-qualified stock option award agreement (together, the “New Equity Award Agreements”) for such equity awards granted pursuant to the Company’s 2010 Incentive Compensation Plan (as amended, the “Plan”).

Pursuant to the New Equity Award Agreements, in the case of the executive officer’s death or disability, all of the unvested equity awards granted pursuant to such award agreements will automatically vest (with such vesting to occur at 100% of the performance target in the case of Performance Stock Units). The new form of restricted stock unit award agreement for Restricted Stock Units provides that in the case of the executive officer’s retirement, a pro rata amount of any unvested Restricted Stock Units scheduled to vest at the next vesting date following retirement shall automatically vest based on the number of days worked in the period between the most recent vesting date (or the grant date if no vesting date has yet occurred) and the next vesting date.  The new form of restricted stock unit award agreement for Performance Stock Units provides that in the case of the executive officer’s retirement, a pro rata amount of any unvested Performance Stock Units scheduled to vest at the next vesting date following retirement shall automatically vest based on the number of days worked in the period between the most recent vesting date (or the grant date if no vesting date has yet occurred) and the next vesting date and subject to actual achievement of performance goals.  The new form of non-qualified stock option award agreement provides that in the case of the executive officer’s retirement, all of the unvested stock options granted pursuant to such award agreement will automatically vest. The new form of restricted stock unit award agreement for Restricted Stock Units and the new form of restricted stock unit award agreement for Performance Stock Units also provide that any cash dividends paid by the Company on account of unvested Restricted Stock Units and Performance Stock Units will be deemed reinvested in Company common stock and paid out in Company common stock in accordance with the vesting terms of such award agreement.

The New Equity Award Agreements are effective for the equity awards granted to named executive officers by the Committee on April 1, 2014 as described below under the heading “2014 Equity Compensation Awards”.

2014 Equity Compensation Awards

On April 1, 2014, the Company’s named executive officers were granted the following equity awards:

Named Executive Officer	Non-Qualified Stock Options	Restricted Stock Units	Performance Stock Units
			Threshold	Target	Maximum
Michael Weiss	155,158	83,832	125,748	167,664	209,580
David Kornberg	26,050	21,112	30,876	41,168	51,460
Matthew Moellering	23,311	18,892	27,629	36,839	46,048
Colin Campbell	12,112	9,824	14,367	19,157	23,946
D. Paul Dascoli	10,956	8,880	12,986	17,315	21,643

One-fourth of the stock options and one-fourth of the Restricted Stock Units are scheduled to vest on April 15th of 2015, 2016, 2017, and 2018, subject to continued employment with the Company (or subject to continued service in the case of Mr. Weiss). The Performance Stock Units are subject to time and performance-based vesting. The number of Performance Stock Units that vest will be determined based on the Company’s adjusted earnings per diluted share for the two-year period commencing on the first day of the Company’s 2014 fiscal year and ending on the last day of the Company’s 2015 fiscal year, compared to the performance goals established by the Committee. The range of possible payouts for the Performance Stock Units are set forth in the table above.  The number of Performance Stock Units that vest will be determined using straight line interpolation if adjusted earnings per diluted share over the performance period is an amount between performance goals. One-half of the

Performance Stock Units that are earned based on achievement of the performance goals are scheduled to vest on April 15th of 2016 and 2017, subject to continued employment with the Company (or subject to continued service in the case of Mr. Weiss).

The foregoing descriptions of the New Equity Award Agreements and the 2014 Equity Compensation Awards are qualified in their entirety by reference to the complete text of the Form of Restricted Stock Unit Award Agreement for Restricted Stock Units, the Form of Performance Stock Unit Award Agreement for Performance Stock Units, and the Form of Non-Qualified Stock Option Award Agreement, copies of which are attached to this current report on Form 8-K as Exhibit 10.1, 10.2. and 10.3, respectively, and incorporated herein by reference, as well as the Plan which is filed with the SEC as Appendix B to the Company’s 2012 Proxy Statement and incorporated herein by reference.

Item 8.01 Other Events.

As previously disclosed in a Current Report on Form 8-K filed by the Company on March 28, 2014, Express, LLC, a Delaware limited liability company (“Express”), and Express Finance Corp., a Delaware corporation (“Express Finance,” and together with Express, the “Issuers”), sent a conditional redemption notice to U.S. Bank National Association (the "Trustee"), for all of the Issuers’ outstanding 8.750% Senior Notes due 2018 (CUSIP No. 30218A AB8), originally issued on March 5, 2010 (the “2018 Notes”), at a redemption price of 104.375% of the principal amount or $1,043.75 per $1,000.00 principal amount thereof (the “Redemption Price”), plus accrued and unpaid interest to but not including the redemption date of April 28, 2014. The redemption was conditioned upon the completion of and receipt of sufficient net proceeds from a new term loan on terms and conditions acceptable to the Issuers (the “Term Loan”) to permit the Issuers to deposit, prior to 10:00 a.m. Eastern Time on April 28, 2014, money sufficient to pay the Redemption Price.

The Issuers now intend to complete the redemption of the 2018 Notes on or before May 31, 2014 using proceeds from a new term loan. Accordingly, the Issuers directed the Trustee to rescind the conditional redemption notice issued on March 28, 2014 that provided for a redemption date of April 28, 2014.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Issuers’ intention to redeem the 2018 Notes on or before May 31, 2014 using proceeds from a new term loan. Forward-looking statements include any statement that does not directly relate to any historical or current fact and may include, but are not limited to, statements concerning the Issuers’ intention to redeem the 2018 Notes on or before May 31, 2014. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company’s control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) the Company’s ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (3) fluctuations in the Company’s sales and results of operations on a seasonal basis and due to store events, promotions, and a variety of other factors; (4) competition from other retailers; (5) changes in customer traffic at malls and shopping centers; (6) the Company’s dependence on a strong brand image; (7) the Company’s ability to successfully develop and maintain a relevant and reliable omni-channel shopping experience; (8) the Company’s reliance on information systems and any failure, inadequacy, interruption, or security failure of such systems; (9)  the Company’s dependence upon independent third parties to manufacture all of its merchandise; (10) changes in the cost of raw materials, labor, and freight; (11) supply chain disruption or difficulties associated with distribution facilities; (12) the Company’s dependence upon key executive management; (13) the Company’s growth strategy, including new store growth, e-commerce, and international expansion plans; (14) the Company’s reliance on third parties to provide it with certain key services for its business; (15) claims made against the Company resulting in litigation or other regulatory proceedings; (16) changes in laws and regulations applicable to the Company’s business; (17) the Company’s inability to protect its trademarks or other intellectual property rights; (18) the Company’s substantial indebtedness and lease obligations; (19) fluctuations in energy costs; and (20) changes in taxation or results of tax audits. Additional information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Non-qualified Stock Option Agreement.
10.2	Form of Restricted Stock Unit Agreement for Restricted Stock Units.
10.3	Form of Restricted Stock Unit Agreement for Performance Stock Units.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: April 4, 2014	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Senior Vice President, General Counsel & Secretary